                                                                    EXHIBIT 99.7


INDEPENDENT AUDITORS' REPORT

To The Stockholders and Board of Directors
Southern Jersey Bancorp of Delaware, Inc.

We have audited the accompanying consolidated balance sheets of Southern Jersey Bancorp of Delaware, Inc., and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of F&M Investment Company, a wholly-owned subsidiary, which statements reflect total assets of $102,565,000 and $92,210,000 as of December 31, 1998 and 1997,
respectively, and net interest income revenues of $5,891,000, $5,672,000 and $6,738,000 for each of the three years in the period ended December 31, 1998, of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the F&M Investment Company, is based solely upon the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly in all material respects the consolidated financial position of Southern Jersey Bancorp of Delaware, Inc., and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.

Bridgeton, New Jersey
January 22, 1999

Southern Jersey Bancorp of Delaware, Inc. And Subsidiaries
CONSOLIDATED BALANCE SHEETS

                                                 December 31
                                                 -----------
                         (dollars in thousands, except share and per share data)

                                            1998              1997
                                            ----              ----
Assets
  Cash and due from banks               $ 18,879          $ 18,565
  Interest bearing deposits with banks     2,450             4,000
  Federal funds sold                      67,700            40,950
  Securities available for sale           98,974            37,278
  Securities held to maturity                  0            55,415
  Loans receivable, net of allowance
     for loan losses of
     $10,137 in 1998 and
     $5,236 in 1997                      258,757           300,320
  Accrued interest receivable              4,076             3,625
  Premises and equipment - net             6,994             6,353
  Other real estate owned                  1,310             1,820
  Cash value of life insurance            10,831             8,164
  Other assets                            12,694             6,864

               Total assets             $482,665          $483,354
Liabilities
  Deposits:

     Demand deposits                    $ 65,387          $ 61,100
     Savings and NOW deposits            129,124           122,076
     Money market deposits                37,750            39,081
     Other time deposits                 213,305           216,207
             Total deposits              445,566           438,464
   Other liabilities                       5,010             5,331
                Total liabilities        450,576           443,795

Commitments and contingencies (Notes 11 and 14)

Shareholders' Equity

Shareholders' Equity
  Preferred stock, no par value;
   shares authorized - 500,000; no shares issued
  Common stock, par value $1.67 per share;
   shares authorized - 5,000,000;
   shares issued - 1,307,683               2,184             2,129
  Additional paid-in-capital               3,259             2,260
  Retained earnings                       29,549            38,767
  Accumulated other
   comprehensive income                      936               159
  Treasury stock at cost -
   180,202 shares in 1998
   and 183,927 shares in 1997             (3,839)           (3,756)

        Total shareholders' equity        32,089            39,559

Total liabilities and
 shareholders' equity                   $482,665          $483,354

Southern Jersey Bancorp of Delaware, Inc. And Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

                                          Year Ended December 31
                                          ----------------------
                                   (dollars in thousands, except per share data)

                                          1998            1997        1996
                                          ----            ----        ----
Interest Income

   Loans receivable                   $ 24,624        $ 25,834    $ 22,441
   Investment securities                 5,983           6,123       6,802
   Federal funds sold                    2,480           1,830       1,147
   Deposits with banks                     196              13           0

         Total interest income          33,283          33,800      30,390

Interest Expense
   Deposits                             18,400          17,159      14,870
         Net interest income            14,883          16,641      15,520
   Provision for loan losses            15,270           7,967       1,805
         Net interest income
         (loss) after provision
         for loan losses                  (387)          8,674      13,715

Noninterest Income
   Service charges on
     deposit accounts                    1,707           1,693       1,677
   Income from
     fiduciary activities                  834             745         694
   Income on cash value
     of life insurance                     587             228           0
   Other service charges and fees          378             372         460
   Net realized gains on
     sales of securities                     3               5         415
         Total noninterest income        3,509           3,043       3,246

Noninterest  Expense
   Salaries and employee benefits        6,575           6,254       5,598
   Loss on foreclosed real estate          903             260         259
   Loss on other assets                  1,733               0           0
   Occupancy expense                     2,196           1,973       1,777
   Examinations and FDIC assessments       250             143          98
   Postage, stationery and supplies        603             499         469
   Professional fees                     1,020             977         647
   Repossession expenses
     for other assets                      821               0           0
   Other operating expenses              1,741           1,484       1,509
       Total noninterest expenses       15,842          11,590      10,357

   Income(loss) before income taxes    (12,720)            127       6,604
   Provision(benefit) for
     income taxes                       (4,888)           (710)      1,276
   Net income(loss)                   $ (7,832)        $   837     $ 5,328

   Net income(loss) per common
     and common equivalent share:

             Basic                    $  (6.95)       $   .75      $  4.77
             Diluted                  $  (6.95)       $   .73      $  4.67

   Average common and common
     equivalent shares outstanding:

             Basic                       1,127          1,120        1,118
             Diluted                     1,127          1,148        1,141

Cash dividends declared, per
   share of common stock             $     .29      $    1.16     $   1.07

Southern Jersey Bancorp of Delaware, Inc. And Subsidiaries
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
For The Three Years Ended December 31, 1998

                                                                   Accumulated
                                        Additional                    Other                     Total
                              Common     Paid-in       Retained   Comprehensive   Treasury   Shareholders'
                               Stock     Capital       Earnings      Income         Stock       Equity
                               -----     -------       --------      ------         -----       ------
                                      (dollars in thousands, except share and per share data)

Balances at January 1, 1996

                              $  2,129   $  2,260      $ 35,103      $    929   $ (3,778)     $ 36,643
Comprehensive income:
  Net income for 1996            5,328
  Net change in unrealized
    gains(losses) on
    available-for-sale
    investment securities,
    net of taxes              $  (467)                                   (907)
Comprehensive income                                                                             4,421
Cash dividends declared
    ($1.07 per share)                                   (1,195)                                 (1,195)
Addition of 10,137 shares
    to the Treasury                                                                 (404)         (404)
Issuance of 10,134 shares
    from the Treasury                                                                286           286

Balances at
     December 31, 1996
                                 2,129      2,260       39,236             22     (3,896)       39,751
Comprehensive income:
  Net income  for 1997                                     837
  Net change in unrealized
   gains(losses) on
   available-for-sale
   investment securities,
   net of taxes               $     71                                    137

Comprehensive income                                                                               974
Cash dividends declared
   ($1.16 per share)                                    (1,306)                                 (1,306)
Addition of 3,520 shares
   to the Treasury                                                                  (166)         (166)
Issuance of 9,789 shares
   from the Treasury                                                                 306           306

Balances at
   December 31, 1997
                                 2,129      2,260       38,767            159     (3,756)       39,559
Comprehensive income:
  Net loss for 1998                                     (7,832)
  Reclassification adjustment-

   Unrealized gain on
     available-for-sale
     securities
     transferred from
     held-to-maturity
     securities,
     net of taxes                            $396                         769
  Net change in unrealized
   gains (losses) on
   available-for-sale
   investment securities,
   net of taxes                $    4                                      8

Comprehensive loss                                                                                  (7,055)
Payment for fractional
   shares of stock
   dividends declared                                        (4)                                        (4)
3% common stock dividend
   distributable,
   32,683 shares                   55       999          (1,054)                                         0
Cash dividends
   ($.30 per share)                                                                    (328)          (328)
Addition of 4,363
   shares to the
   Treasury                                                                            (258)          (258)
Issuance of 8,088 shares
   from the Treasury                                                                    175            175

Balances at
   December 31, 1998

                               $2,184    $3,259         $29,549      $   936        $(3,839)       $32,089

Southern Jersey Bancorp of Delaware, Inc. And Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              Year Ended December 31
                                                                              ----------------------

                                                                           1998           1997         1996
                                                                           ----           ----         ----
                                                                               (dollars in thousands)
Operating  Activities
   Net income(loss)                                                    $ (7,832)     $    837      $  5,328
   Adjustments to reconcile net income(loss) to net
   cash provided by(used in) operating activities:
    Depreciation of premises and equipment                                  624           556           482
    Provision for loan losses                                            15,270         7,967         1,805
    Deferred income tax benefit                                          (2,851)         (457)         (842)
    Gains on sales of investment securities                                  (3)           (5)         (415)
    Increase in accrued interest receivable                                (451)         (342)          (98)
    Increase in cash value of life insurance                             (2,667)       (8,164)            0
    Increase in other assets                                             (5,830)       (3,172)         (114)
    Increase(decrease) in other liabilities                                (321)          155         1,025
    Provision for losses on other real estate                               536            68            78
    Amortization of premium on investment securities                        216           160           237
    Accretion of discount on investment securities                         (112)          (36)          (73)
    (Gain)loss on disposal of bank premises and equipment                    (1)            2             0
    (Gain)Loss on disposal of other real estate owned                       143           (78)          (20)
         Net cash provided by(used in) operating activities              (3,279)       (2,509)        7,393

Investing Activities
  Net (increase)decrease in interest bearing deposits with  banks         1,500        (4,000)            0

  Net (increase)decrease in federal funds sold                          (26,750)      (28,050)       14,900

  Purchase of available-for-sale investment securities                  (47,666)      (16,490)      (15,923)
  Sales and maturities of available-for-sale investment securities       44,227        12,465        14,858
  Purchase of held-to-maturity investment securities                    (13,870)       (9,306)       (1,986)
  Maturities and calls of held-to-maturity investment securities         12,088        17,277        19,538
  Net (increase)decrease in loans made to customers                      28,142       (21,046)      (60,829)
  Purchase of bank premises and equipment                                (1,276)       (1,293)         (883)
  Proceeds from the sale of other real estate owned                         495           661         1,660
  Proceeds from sales of premises and equipment                              12           595             0
      Net cash used in investing activities
        (carried forward)                                              $ (3,098)     $(49,187)     $(28,665)
      Net cash used in investing activities
        (brought forward)                                              $ (3,098)     $(49,187)     $(28,665)

Financing  Activities

   Net increase(decrease)in demand deposits                               4,287         5,757       (21,973)
   Net increase in savings and NOW deposits                               7,048         3,857        17,362
   Net increase(decrease) in money market deposits                       (1,331)        3,086        (8,217)
   Net increase(decrease) in other time deposits                         (2,902)       40,380        34,779
   Cash dividends                                                          (328)       (1,306)       (1,195)
   Purchase of treasury stock                                              (258)         (166)         (404)
   Sale of treasury stock                                                   175           306           286
       Net cash provided by financing activities                          6,691        51,914        20,638
  Net increase(decrease) in cash and due from banks                         314           218          (634)
  Cash and due from banks at January 1                                   18,565        18,347        18,981
  Cash and due from banks at December 31                               $ 18,879      $ 18,565      $ 18,347

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the period for:
     Interest                                                          $ 17,169      $ 17,089      $ 14,282
     Income taxes                                                      $      0      $  1,615      $  1,775

OTHER NON-CASH ACTIVITIES:
     Transfer of loans, net of charge-offs to
        other real estate owned                                        $    188      $    455      $  2,789
     Increase(decrease) in unrealized gain on
        available-for-sale investment securities                       $      8      $    137      $   (907)
     Reclassification adjustment -
        unrealized gain on securities available-for-sale
        transferred from securities held-to-maturity                   $    769      $      0      $      0

Southern Jersey Bancorp of Delaware, Inc. And Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting principles followed and the methods of applying those principles conform to generally accepted accounting principles and to general practices in the banking industry. The significant policies are summarized as follows:

(a)         Nature of Operations

Southern Jersey Bancorp of Delaware, Inc. (the Company) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, The Farmers and Merchants National Bank of Bridgeton (the Bank). The Bank generates commercial (including agricultural), mortgage and consumer loans and receives deposits from customers located primarily in Southern New Jersey and the surrounding areas.

(b)         Principles of Consolidation

The consolidated financial statements include the accounts of Southern Jersey Bancorp of Delaware, Inc. and its wholly-owned subsidiaries, The Farmers and Merchants National Bank of Bridgeton and AMFDCM, Inc., and the Bank's wholly-owned subsidiaries, F&M Investment Company and Woulf Asset Holdings, Inc., after elimination of all material intercompany transactions and balances.

(c)         Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans and foreclosed real estate, future adjustments to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change in the near term.

(d)         Cash Equivalents

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks".

(e)         Investment Securities

Debt securities that the Bank has the intent and ability to hold until maturity are classified as "held-to-maturity" and are carried at historical cost, adjusted for any amortization of premiums or accretion of discounts. Trading securities are those held principally for the purpose of selling in the near future and are carried at fair value, with unrealized gains and losses included in earnings. Marketable equity securities and debt securities that are not classified as held-to-maturity or trading are classified as "available-for-sale" and are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity as accumulated other comprehensive income. As of December 31, 1998, the Bank has no trading securities or held-to-maturity securities.

Realized gains and losses and declines in value judged to be other than temporary are included in earnings. The specific identification method is utilized in determining the cost of a security that has been sold.

Premiums and discounts are amortized and accreted, respectively, as an adjustment of the securities yield using the interest method, adjusted for the effects of prepayment on the underlying collateral.

(f)         Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and unearned income.

The interest method is used to amortize unearned income on installment loans and interest on all other loans is recognized based on the principal balance outstanding.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

(g)         Allowance for Loan Losses

The allowance for loan losses is maintained at a level considered by management to be adequate to provide for potential loan losses. The allowance is increased by provisions charged to operations and reduced by net charge-offs. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

(h)         Premises and Equipment

Premises and equipment are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets.

Property under capital lease is recorded at the present value of the minimum lease payments and is amortized using the straight-line method over the term of the lease.

(i)         Other Real Estate Owned

Real estate acquired in satisfaction of a loan is recorded at the lower of cost or fair value less disposition costs. Properties acquired by foreclosure or deed in lieu of foreclosure are transferred to other real estate owned and recorded at the lower of cost or fair value less disposition cost based on their appraised value at the date actually or constructively received. Losses arising from the acquisition of such property are charged against the allowance for loan losses. Subsequent adjustments to the carrying values of other real estate owned are charged to operating expenses.

(j)         Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses, net operating loss and accumulated depreciation. The deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled . Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company files consolidated income tax returns with its subsidiaries.

(k)         Financial Instruments

Other off-balance-sheet instruments. In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit-card arrangements, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.

(l)         Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair values of financial instruments as disclosed herein:

Cash and short-term instruments - The carrying amounts of cash and short-term instruments approximate their fair value.

Available-for-sale and held-to-maturity securities - Fair values for securities, excluding restricted equity securities, are based on quoted market prices. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted equity securities approximate fair values.

Loans - Fair values are estimated for portfolios of loans with similar financial characteristics. The fair value of loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Bank's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Off-balance-sheet instruments - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

(m)         Earnings per Share

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock. Both basic and diluted earnings per share computations give retroactive effect to stock dividends.

(n)         Stock Dividend

On December 10, 1998, the Company's Board of Directors declared 3% stock dividends which were paid on January 1, 1999 to shareholders of record at December 21, 1998. Payment of the stock dividend resulted in the issuance of 32,683 additional common shares and cash of $4,000 in lieu of fractional shares.

(o)         Trust Fees

Trust fees are recorded on the accrual basis.

(p)         Recent Accounting Standards

As of January 1, 1998, the Company adopted Financial Accounting Standards Board
(FASB) Statement No. 130, "Reporting Comprehensive Income" (FAS 130). FAS 130 establishes new standards for reporting comprehensive income, which includes net income as well as certain other items which result in a change to equity during the period. Prior period financial statements have been reclassified to conform to the requirements of FAS 130. The adoption of FAS 130 had no impact on the Company's financial position or results of operations.

As of January 1, 1998, the Companey adopted Financial Accounting Standards Board
(FASB) Statement No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". FAS 132 standardizes the disclosure requirements for pensions and other postretirement benefits.

As of October 1, 1998, the Company adopted FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 requires the Company to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. In connection with the adoption of FAS 133, the Company reclassified all held-to-maturity securities to available-for-sale securities without any effect on earnings or the financial posit ion of the Company.

(q)         Reclassifications

Certain reclassifications have been made to the 1997 and 1996 amounts in order to conform with 1998 presentation.

NOTE 2 - CASH AND DUE FROM BANKS

The Bank maintains various deposits in other banks. The withdrawal or usage restrictions on these balances do not have a significant impact on the consolidated operations of the Company. Aggregate reserves of $7,161,000 and $7,195,000 were maintained at the Federal Reserve Bank of Philadelphia as of December 31, 1998 and 1997, respectively, to satisfy federal regulatory requirements.

NOTE 3 - INVESTMENT SECURITIES

Investment securities have been classified in the Consolidated Balance Sheets according to management's intent at the time of purchase. The carrying amounts of securities and their approximate fair values at December 31, 1998 and 1997 were as follows (In Thousands):

At December 31, 1998

                                         Gross       Gross        Gross
                                      Amortized    Unrealized   Unrealized       Fair
                                         Cost        Gains        Losses         Value
                                         ----        -----        ------         -----
Available-for-sale:
  U.S. Treasury securities            $ 16,148     $    247      $      0      $ 16,395
  U.S. Government agencies              37,002          267           (58)       37,211
  State and municipal                   29,183          827            (1)       30,009
  Other securities                      15,223          146           (10)       15,359

Securities available-for-sale         $ 97,556     $  1,487      $    (69)     $ 98,974

Securities held-to-maturity           $      0     $      0      $      0      $      0

At December 31, 1997

Available-for-sale:
  U.S. Treasury securities            $  4,003     $    140      $      0      $  4,143

                                         Gross       Gross        Gross
                                      Amortized    Unrealized   Unrealized       Fair
                                         Cost        Gains        Losses         Value
                                         ----        -----        ------         -----
  U.S. Government agencies              32,908          133           (34)       33,007
  Other securities                         128            0             0           128
  Securities available-for-sale       $ 37,039     $    273      $    (34)     $ 37,278

Held-to-maturity:
  U.S. Treasury securities            $  8,508     $      0      $    (22)     $  8,486
  U.S. Government agencies               3,500            0           (35)        3,465
  State and municipal                   30,537          588            (1)       31,124
  Other securities                      12,870           48           (37)       12,881

Securities held-to-maturity           $ 55,415     $    636      $    (95)     $ 55,956

The scheduled maturities of securities held to maturity and securities available-for-sale at December 31, 1998 were as follows (In Thousands):

                                           Amortized       Fair
                                              Cost         Value
                                              ----         -----
Securities available-for-sale:
   Within one year                           $ 7,330     $ 7,367
   After one year but within five years       36,160      36,849
   After five years but within ten years      53,869      54,546
   After ten years                               197         212
                                              97,556      98,974
Securities held-to-maturity                        0           0
Total debt securities                        $97,556     $98,974

The gross realized gains and gross realized losses on investment securities transactions for the years ended December 31 are as follows:

                    Available-for-sale  Held-to-maturity
                    ------------------  ----------------
                           (dollars in thousands)
December 31, 1998
Gross gains                $   0           $   3
Gross losses                   0               0
Net                        $   0           $   3

December 31, 1997
Gross gains                $  13           $   2
Gross losses                  (9)             (1)
Net                        $   4           $   1

December 31, 1996
Gross gains                $ 424           $   6
Gross losses                   0             (15)
Net                        $ 424           $  (9)

Gross realized gains and gross realized losses on held-to-maturity investment securities are a result of calls prior to maturity.

Investment securities with a fair value of $34,603,000 and $36,464,000 were pledged at December 31, 1998 and 1997, respectively, to secure public funds, customer deposits, and for other purposes required by law.

NOTE 4 - LOANS RECEIVABLE

The components of loans in the Consolidated Balance Sheets were as follows (In Thousands):

                                              December 31
                                          1998            1997
Commercial and agriculture             $  63,917      $  74,021
Real estate mortgages                    138,315        143,867
Installment and consumer credit           66,967         88,138
     Subtotal                            269,199        306,026
Unearned discount                           (305)          (470)
Allowance for loan losses                (10,137)        (5,236)

            Loans receivable - net
                                       $ 258,757      $ 300,320

As of December 31, 1998 and 1997, the Bank had related party loans to officers, directors, significant shareholders and their affiliated interests. The terms of these loans are substantially the same as those prevailing at the time for comparable unrelated transactions. A summary of the related party loans outstanding as of December 31, 1998 and 1997 is as follows (In Thousands):

                                             December 31
                                          1998            1997
Balance, January 1,                     $4,340          $4,468
 New loans                               3,117           4,041
 Loan payments                          (4,313)         (4,169)
Balance, December 31,                   $3,144          $4,340

An analysis of the change in the allowance for loan losses is as follows (In Thousands):

                                                             December 31
                                                  1998          1997           1996
Balances at beginning of year                  $  5,236      $  3,190      $  2,413
Provision charged to operating expense           15,270         7,967         1,805
Recoveries of loans previously charged off        2,112         1,918           183
Loan charge-offs                                (12,481)       (7,839)       (1,211)
Balances at end of year                        $ 10,137      $  5,236      $  3,190

A significant portion of the additional provision for loan losses and loan charge-offs were in the fourth quarter of 1998.

Non-performing assets include non-performing loans and other real estate owned. The non-performing loan category includes loans on which accrual of interest has been discontinued with subsequent interest payments credited to principal or income as received and loans 90 days past due or greater on which interest is still accruing. Other real estate owned consists of properties acquired through foreclosure.

Non-performing loans as a percentage of total loans was 6.3% and 2.1% as of December 31, 1998 and 1997, respectively.

A summary of non-performing assets as of December 31, 1998 and 1997 is as follows:

                                                      December 31
                                                    1998        1997
Non-accruing loans:
  Commercial and agriculture                      $ 1,449     $ 1,384
  Commercial and Real estate mortgages             13,294       2,123
  Installment and consumer credit                   1,437         464

Total non-accruing loans                           16,180       3,971

Past due 90 days or more accruing loans:
  Commercial and agriculture                          465         379
  Commercial and Real estate mortgages                154         969
  Installment and consumer credit                      52       1,099

Total past due 90 days or more accruing loans         671       2,447

        Total non-performing loans                 16,851       6,418

Other real estate owned                             1,310       1,820

        Total non-performing assets               $18,161     $ 8,238


As of December 31, 1998 and 1997, the recorded investment in loans considered to be impaired under SFAS Statement No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by FASB Statement No. 118, totaled $21,027,000 and $2,462,000, respectively. As permitted, all homogenous smaller balance consumer and residential mortgage loans were excluded from individual review for impairment. The majority of impaired loans were measured using the fair value of collateral. The total allowance for loan losses related to these loans was $6,611,000 and $812,000 on December 31, 1998 and 1997, respectively. During 1998 and 1997, impaired loans averaged approximately $11,745,000 and $1,814,000, respectively. Actual interest income recorded on these loans amounted to $420,000, $38,000 and $17,000 during 1998, 1997 and 1996, respectively.

The Bank is not committed to lending additional funds to debtors whose loans have been considered impaired.

NOTE 5 - PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31, 1998 and 1997, is as follows (In Thousands):

                                                             December 31
                                      Estimated Lives     1998        1997
  Land                                                  $   463     $   463
  Buildings and improvements            10-80 years       5,191       5,172
  Leasehold improvements                5-31 years          521         511
  Furniture, fixtures and equipment     5-10 years        5,934       5,809

  Equipment under capital lease         7 years             369         324
                                                         12,478      12,279

Less: Accumulated depreciation and
             Amortization                                 5,484       5,926

Net Bank Premises and Equipment                         $ 6,994     $ 6,353

Depreciation charged to operating expenses amounted to $624,000 in 1998, $556,000 in 1997,and $482,000 in 1996.

NOTE 6 - DEPOSITS

The aggregate amount of short-term time deposits, each with a minimum denomination of $100,000, was approximately $42,811,000 and $41,206,000 in 1998 and 1997, respectively.

As of December 31, 1998, the scheduled maturities of time deposits are as follows (In Thousands):

1999                 $130,971
2000                   20,424
2001                   18,493
2002                   43,417
2003 and Thereafter         0
                     $213,305

NOTE 7 - SHAREHOLDERS' EQUITY

(a)         Common Stock

The Company has 5,000,000 shares of $1.67 par value common stock authorized with 1,307,683 shares issued and 1,127,411 shares outstanding at December 31, 1998, and 5,000,000 shares of $1.67 par value common stock authorized with 1,307,683 shares issued and 1,123,756 shares outstanding at December 31, 1997. Treasury stock totaled 180,202 shares and 183,927 shares at December 31, 1998 and 1997, respectively, and was accounted for under the cost method.

(b)         Earnings per Share

    The following reconciles amounts reported in the financial statements (In Thousands except per share data):

                                            For the Year Ended December 31, 1998
                                              Loss          Shares      Per-Share
                                           (Numerator)   (Denominator)    Amount
Loss available to common stock-
  holders--basic earnings per share         $(7,832)         1,127       $(6.95)

Effect of dilutive securities
Options                                           0              0

Loss available to common stock-
  holders--diluted earnings per share       $(7,832)         1,127       $(6.95)

                                             For the Year Ended December 31, 1997
                                              Income        Shares      Per-share
                                           (Numerator)   (Denominator)    Amount
Income available to common stock-
  holders--basic earnings per share           $ 837         1,088         $.77

Effect of dilutive securities
Options                                           0            30

Income available to common stock-
  holders--diluted earnings per share         $ 837         1,118         $.75

                                              For the Year Ended December 31, 1996
                                              Income          Shares       Per-share
                                            (Numerator)    (Denominator)    Amount
Income available to common stock-
  holders--basic earnings per share           $5,328          1,085         $4.91
Effect of dilutive securities
Options                                            0             25
Income available to common stock-
  holders--diluted earnings per share         $5,328          1,110         $4.80

(c)         Preferred Stock

   The Company has 500,000 shares of no par value preferred stock authorized, of which none are issued or outstanding.

(d)         Stock Rights

Pursuant to a shareholder rights plan adopted by the Company on November 30, 1989, the Company distributed common stock purchase rights to the shareholders of record on November 30, 1989. Each Right entitles the registered holder thereof to purchase from the Company following the Distribution Date, one one-hundredth of a share of Series A Preferred Stock, no par value, at a Purchase Price of $70.00 per one one-hundredth share, subject to adjustment, or, upon the occurrence of certain events, Common Stock of the Company or common stock of an entity that acquires the Company.

A Distribution Date will occur upon the earlier of 10 days following a public announcement that a Person or group of affiliated or associated Persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock; or 10 days following the commencement of a tender offer or exchange offer that would result in a Person or group beneficially owning 30% or more of such outstanding shares of Common Stock.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 30, 1999, unless redeemed earlier by the Company.

In the event that, at any time following the Distribution Date, the Company is the surviving corporation in a merger with an Acquiring person and the Company's Common Stock is not changed or exchanged; a Person becomes the beneficial owner of more than 30% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock that the Continuing Directors determine to be fair to and otherwise in the best interests of the Company and its stockholders); an Acquiring Person engages in one or more "self-dealing" transactions; or during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person's ownership interest being increased by more than one percentage point, each holder of a Right will thereafter have the right to receive, upon exercise thereof and in lieu of Preferred Stock, Common Stock (or, in certain circumstances, cash, property, or other securities of the Company) having a value equal to twice the Purchase Price of the Right.

In the event that, at any time following the Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation; or 50% or more of the Company's assets or earning power is sold or transferred to any Person other than a subsidiary of the Company, each holder of a Right shall thereafter have the right to receive, upon exercise thereof and in lieu of Preferred Stock, common stock of the acquiring Person having a value equal to twice the Purchase Price of the Right.

At any time prior to the earlier of November 30, 1999, or 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board of Directors).

Until a Right is exercised, the holder will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

On April 11, 1996, the Stockholders Rights Agreement dated November 30, 1989 was amended to, among other things, extend the expiration date of the Rights subject to the Agreement to April 11, 2006, and to increase the purchase price of one one-hundredth of a share of Series A Preferred Stock, no par value, from $70 to $90.

(e)         Stock Option and Stock Appreciation Rights Plan

On August 7, 1988, the Company initiated a stock option and stock appreciation rights plan (Plan #1) for sale or award to key employees as incentive stock options, non-qualified stock options or stock appreciation rights, and may not be exercised later than ten years from the date of the grant. The options exercise price is $18.00 per share. On August 7, 1998, all outstanding stock appreciation rights under (Plan #1) expired.

On March 25, 1993, the Company initiated a second stock option and stock appreciation rights plan (Plan #2) with the same terms and conditions as the first plan with the options exercise price at $20.00 per share.

On December 8, 1994, the Company initiated a third stock option and stock appreciation rights plan (Plan #3) with the same terms and conditions as the previous two plans with the options exercise price at $31.00 per share.

The Company accounts for the stock option plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense has been recognized for the stock options. All options were granted prior to the adoption date of SFAS Statement No. 123, "Accounting for Stock-Based Compensation." Therefore, the

Company is not required to adopt the fair value provisions or present pro forma financial information.

The stock options were satisfied with reissuance of treasury stock.

The following table summarizes the options activity:

                                                     Weighted Average
                                      Number           Option Price
                                    Of Shares            Per Share
Options outstanding at
  January 1, 1996                    96,233               $27.62
Options exercised (Plan #1)          (3,095)              $18.00
Options exercised (Plan #2)          (2,250)              $20.00
Options outstanding at
   December 31, 1996                 90,888               $28.14

Options exercised (Plan #1)          (3,305)              $18.00
Options exercised (Plan #2)          (1,500)              $20.00
Options cancelled (Plan #2)            (400)              $20.00
Options outstanding at
   December 31, 1997                 85,683               $28.71

Options exercised (Plan #1)          (7,403)              $18.00
Options expired (Plan #1)            (1,800)              $18.00
Options cancelled (Plan #2)          (1,000)              $20.00
Options outstanding at
   December 31, 1998                 75,480               $30.13

Options exercisable at
   December 31, 1998                 75,480               $30.13

   At December 31, 1998, the Company had reserved 75,480 shares of common stock to cover grants under the plans.

NOTE 8 - RETIREMENT PLANS

(a)         401(K) Profit Sharing Plan

The Bank has a profit sharing retirement plan under which eligible employees may defer a portion of their annual compensation, pursuant to Section 401(K) of the Internal Revenue Code. The Bank matches employee contributions at a designated rate times elective contribution. All employees with at least one year of service and who have attained the age of 21 are eligible to participate. The Bank's contributions to the 401(K) plan were $93,000, $82,000 and $72,000 for the years ended December 31, 1998, 1997 and 1996.

(b)         Defined Benefit Pension Plan

The Bank has a non-contributory defined benefit pension plan which covers substantially all salaried employees. Benefits under this plan are based on the employees' highest consecutive five years' compensation in the last ten years prior to retirement. The Bank's policy has been to fund the pension plan on a current basis to the extent deductible under existing tax regulations.

Pension expense in the amount of $34,000, $112,000 and $129,000 was recognized for the years ended 1998, 1997 and 1996, respectively. The following table sets forth the plan's funded status and amounts recognized in the consolidated financial statements (In Thousands):

                                          Pension Benefit
                                   1998         1997          1996
Change in benefit obligation:
  Obligation at January 1        $3,958      $ 3,657        $3,526
      Service cost                  221          208           219
      Interest cost                 289          265           251
      Benefits payments            (190)        (228)         (325)
      Actuarial (gain)loss         (201)          56           (14)
  Obligation at December 31      $4,077      $ 3,958        $3,657


Change in plan assets:
  Fair value of plan assets at
   January 1                     $5,067      $ 4,083        $3,892
  Actual return on plan assets      207        1,212           517
  Benefit payments                 (190)        (228)         (326)
  Fair value of plan assets at
   December 31                   $5,084      $ 5,067        $4,083

Funded status:
  Funded status at December 31   $1,006      $ 1,109          $426
  Unrecognized transition
   (asset) obligation               (78)        (122)         (166)
  Unrecognized (gain)loss          (979)      (1,004)         (164)
  Net amount recognized          $  (51)     $   (17)       $   96

Amounts recognized in the statement of financial position consist of:

Prepaid benefit cost             $  (51)     $   (17)       $   96
Net amount recognized            $  (51)     $   (17)       $   96

Components of net periodic benefit cost:
  Service cost                   $  221      $   208        $  219
  Interest cost                     289          265           251
  Expected return on plan assets   (397)        (317)         (297)
  Amortization of transition
    (asset) obligation              (44)         (44)          (44)
  Amortization of net (gain)loss    (35)           0             0

  Net periodic benefit cost      $   34      $   112        $  129

The assumptions used in the measurement of the Company's benefit obligation are as follows:

Weighted-average assumptions                                 December 31
                                                       1998     1997     1996

Annual discount rate                                   7.5%     7.5%     7.5%
Annual rate of increase in compensation levels         5.0%     5.0%     5.0%
Annual expected long-term rate of return on assets     8.0%     8.0%     8.0%

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plan with accumulated benefit obligations in excess of plan assets were $4,077,000, $3,220,000, and $5,084,000, respectively, as of December 31, 1998, and $3,958,000, $2,945,000, and
$5,067,000, respectively, as of December 31 1997, and $3,657,000, $2,729,000,
and $4,083,000, respectively, as of December 31, 1996.

No amounts were included in other comprehensive income arising from a change in the additional minimum pension liability at December 31, 1998 and December 31, 1997.

The prior-service costs are amortized on a straight-line basis over the average remaining service period of active participants. Gains and losses in excess of 10% of the greater of the benefit obligation and the market-related value of assets are amortized over the average remaining service period of active participants.

Plan assets are invested in common stocks, treasury securities and corporate
obligations, with the balance in cash and short-term investments.   Investment
in the Company's stock as of December 31, 1998 and 1997, was 20,544 shares valued at $555,000 and $1,243,000, respectively.

NOTE 9 - DEFERRED COMPENSATION

The Bank has a deferred compensation plan for the benefit of key employees. Under the plan, upon retirement after age 65, the employee shall receive a minimum of fifty percent of his then monthly salary for one hundred twenty months. This amount will be reduced by one-half of one percent for each month that retirement is prior to age 65 with the minimum age for retirement at age
60. If a covered employee dies while employed by the Bank, a death benefit of fifty percent of the employee's then annual salary is payable to the employee's beneficiary over ten years. The expense charged to operations for future obligations was $27,000, $15,000 and $11,000 in 1998, 1997 and 1996,
respectively.

NOTE 10 - CASH SURRENDER VALUE OF LIFE INSURANCE

Commencing in 1997, the Bank maintains life insurance policies on several officers. The policies are of three types: officer supplemental life insurance/split-dollar plan, group term replacement/split-dollar plan, and salary continuation plan. Under the officer supplemental life insurance/split-dollar plan and the group term replacement/split-dollar plan, the Bank pays the premium and receives, upon termination of the policy or the death of the insured, the cash surrender value of the policy, and the insured or a designated beneficiary receives the balance of benefits paid. The salary continuation plan is a deferred compensation for key employees (Note 9). The Bank is the owner and beneficiary of the policy. The insurance purchased is designed to offset the Bank's contractual obligations under deferred compensation agreements.

NOTE 11 - FINANCIAL INSTRUMENTS

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, commitments under credit-card arrangements to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the Consolidated Balance Sheets. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, commitments under credit-card arrangements to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to Extend Credit and Financial Guarantees - Commitments to extend credit are agreements to lend to a customer as long as there is to violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank's experience has been that approximately 97 percent of loan commitments are drawn upon by customers. While approximately 20 percent of performance letters of credit are utilized, a significant portion of such utilization is on an immediate payment basis. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory, property, plant, and equipment; and income-producing commercial properties.

Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The percentage of collateral held for those commitments was approximately 19%.

During 1998, the Bank had 5 letters of credit drawn upon. The Bank had not been required to perform on any financial guarantees during 1997 and 1996, and had not incurred any losses on its commitments in 1998, 1997 or 1996.

The estimated fair values of the Company's financial instruments were as follows (In Thousands):

                                                         December 31
                                              1998                         1997
                                    Carrying         Fair         Carrying        Fair
                                     Amount          Value         Amount         Value
Financial Assets:
  Cash and due from banks           $ 18,879       $ 18,879       $ 18,565       $ 18,565
  Interest bearing deposits
    with banks                         2,450          2,450          4,000          4,000
  Federal funds sold                  67,700         67,700         40,950         40,950
  Investment securities
    available-for-sale                98,974         98,974         37,278         37,278
  Investment securities
    held-to-maturity                       0              0         55,415         55,956
  Loans receivable - net             258,757        257,763        300,320        299,407
  Accrued interest receivable          4,076          3,625          3,625          3,625

Financial Liabilities:
  Deposits                          $445,566       $438,127       $438,464       $439,938
  Other Liabilities                    5,010          5,010          5,331          5,331

A summary of the notional amounts of the Bank's financial instruments with off-balance sheet risk at December 31, 1998 and 1997, is as follows:

                                           Notional Amount
                                        1998             1997
Commitments to extend credit         $16,296,000      $17,332,000
Credit card arrangements             $ 3,995,000      $ 2,175,000
Standby letters of credit            $ 6,904,000      $ 5,960,000


NOTE 12 - SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Most of the Bank's business activity is with customers located within the Bank's geographical area. The Bank is mandated by the Community Reinvestment Act and other regulations to conduct most of its lending activities within the geographical area where it is located. As a result, the Bank and its borrowers may be vulnerable to the consequences of changes in the local economy. Investments in state and municipal securities involve governmental entities within the Bank's geographical area.

The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers.

The contractual amounts of credit-related financial instruments, such as commitments to extend credit, credit-card arrangements, and letters of credit, represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default and the value of any existing collateral become worthless.

NOTE 13 - INCOME TAXES

Significant components of the Bank's deferred tax assets and liabilities were as follows (In Thousands):

                                             December 31
                                         1998           1997
Deferred Tax Assets:
  Allowance for loan losses            $2,343         $1,012
  Deferred compensation                   275            283
  Accrued pension cost                      0             18
  Non-accrual loan interest               190             63
  Federal operating loss                1,626             94

      Total deferred tax assets         4,434          1,470
Deferred Tax Liabilities:
  Accumulated depreciation                376            263
  Net unrealized appreciation on
    investment securities                 482             82

      Total deferred tax liabilities      858            345

      Net deferred tax assets          $3,576         $1,125

The significant components of the consolidated provision (benefit) for income taxes were as follows (In Thousands):

                                                   Year Ended December 31
                                               1998         1997         1996
Current tax provision(benefit):
    Federal                                  $(2,037)     $  (253)     $ 2,118
Deferred income tax (benefit)expense          (2,851)        (457)        (842)

     Provision(benefit) for income taxes     $(4,888)     $  (710)     $ 1,276

A reconciliation of the provision for income taxes, as reported, with the federal income tax at the statutory rate of 34 percent for the years ended December 31, is as follows (In Thousands):

                                                     Year Ended December 31
                                                  1998        1997         1996
Income taxes at the statutory rate             $(4,325)     $    43      $ 2,245
Increase(decrease) in federal
 tax expense resulting from:
       Tax-exempt income                          (716)        (538)        (566)
       Other                                       153         (215)        (403)

         Provision(benefit) for income tax     $(4,888)     $  (710)     $ 1,276

As of December 31, 1998, a net operating loss in the amount of $4,781,000 is available for carryforward to offset future taxable income, and if not utilized, will expire on December 31, 2013.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Bank is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition of the Bank.

The Bank provides self-funded comprehensive health care coverage to substantially all of its employees. The plan is covered by an umbrella policy for catastrophic illnesses. The Bank's maximum liability is $35,000 per participant for 1998 and 1997, with an overall maximum liability of $523,000 for 1998 and $476,000 for 1997.

NOTE 15 - DIVIDEND RESTRICTION AND REGULATORY MATTERS

Permission from the Comptroller of the Currency is required if the total of dividends declared in a calendar year exceeds the total of its net profits, as defined by the Comptroller, for that year, combined with its retained net profits of the two preceding years. There are no retained net profits of the Company available for dividends as of December 31, 1998.

The Company and its bank subsidiary (the Companies) are subject to various regulatory capital requirements administered by federal banking agencies.

Failure to meet the minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Companies must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Companies to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital(as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Companies meet all the capital adequacy requirements to which they are subject.

As of December 31, 1998, the most recent notifications from applicable regulatory agencies indicate that the Companies were categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an entity must maintain a minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since the most recent notification that management believes have changed the institution's category.

The Companies' actual capital amounts and ratios are presented in the following table (In Thousands):

                                                           Per Regulatory Guidelines
                                           Actual                   Minimum             Well Capitalized
                                     Amount      Ratio        Amount       Ratio       Amount       Ratio
As of December 31, 1998:
  Total Capital to
  Risk-Weighted Assets:
      Southern Jersey Bancorp
       of Delaware, Inc.            $32,744       10.1%       $25,919        8.0%      $32,399       10.0%
      Farmers and Merchants
       National Bank                 30,356        9.5%        25,628        8.0%       32,037       10.0%

  Tier I Capital to
  Risk-Weighted Assets:
      Southern Jersey Bancorp
       of Delaware, Inc.             28,619        8.8%        12,960        4.0%       19,440        6.0%
      Farmers and Merchants
       National Bank                 26,379        8.2%        12,814        4.0%       19,221        6.0%

  Tier I Capital to
  Average Assets:
      Southern Jersey Bancorp
       of Delaware, Inc.             28,619        5.9%        19,293        4.0%       24,116        5.0%

      Farmers and Merchants
       National Bank                 26,379        5.5%        19,191        4.0%       23,989        5.0%

As of December 31, 1997:
  Total Capital to
  Risk-Weighted Assets:
      Southern Jersey Bancorp
       of Delaware, Inc.            $43,775       12.5%       $27,929        8.0%      $34,911       10.0%
      Farmers and Merchants
       National Bank                 40,365       11.7%        27,689        8.0%       34,612       10.0%

  Tier I Capital to
  Risk-Weighted Assets:
      Southern Jersey Bancorp
       of Delaware, Inc.             39,400       11.3%        13,964        4.0%       20,946        6.0%
      Farmers and Merchants
       National Bank                 36,030       10.4%        13,844        4.0%       20,767        6.0%

  Tier I Capital to
  Average Assets:
      Southern Jersey Bancorp
       of Delaware, Inc.             39,400        8.2%        19,318        4.0%       24,148        5.0%
      Farmers and Merchants
       National Bank                 36,030        7.5%        19,318        4.0%       24,148        5.0%

NOTE 16 - YEAR 2000 (unaudited)

The Company began the process of preparing its computer systems and applications for the Year 2000 in 1997. The process includes directing its external service providers to take the appropriate action to ensure Year 2000 compliance, as well as replacing its hardware and software in the third quarter of 1998. Management believes their new computer systems are a comprehensive solution to the Year 2000 issues.

NOTE 17 -  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
          (PARENT COMPANY ONLY) - CONDENSED FINANCIAL
           INFORMATION

CONDENSED BALANCE SHEETS

                                                         December 31
(dollars in thousands except share and per share data)

                                                    1998             1997
ASSETS
  Cash and due from banks                          $   163         $   685
  Investment in subsidiaries                        31,930          39,189
  Other assets                                           0             340

         Total Assets                              $32,093         $40,214

LIABILITIES
  Dividends Payable                                $     4         $   655
Total Liabilities                                        4             655

SHAREHOLDERS' EQUITY
  Preferred stock, no par value;
    shares authorized - 500,000;
    no shares issued
  Common stock, par value $1.67 per share;
    shares authorized - 5,000,000;
    shares issued - 1,307,683                        2,184           2,129
  Additional paid-in-capital                         3,259           2,260
  Retained earnings                                 29,549          38,767
  Accumulated other comprehensive income               936             159
                                                    35,928          43,315
  Less:  Treasury stock at cost -
       180,202 shares in 1998 and
       183,927 shares in 1997                        3,839           3,756
         Total Shareholders' Equity                 32,089          39,559
Total Liabilities and
          Shareholders' Equity                     $32,093         $40,214

SOUTHERN JERSEY BANCORP OF DELAWARE, INC. (Parent Company Only) - CONDENSED FINANCIAL INFORMATION

                  CONDENSED STATEMENTS OF INCOME

                                                  Year Ended December 31
(dollars in thousands)
                                               1998         1997         1996
Income:
  Cash dividends from subsidiary             $   328      $ 4,306      $ 1,595
Expenses:
  Operating Expenses                             123          330           88

     Income before equity in
       undistributed net income(loss)
       of subsidiaries                           205        3,976        1,507

Equity in undistributed net income(loss)
  of subsidiaries                             (8,037)      (3,139)       3,821

        NET INCOME(LOSS)                     $(7,832)     $   837      $ 5,328


                        CONDENSED STATEMENTS OF CASH FLOWS

                                                            Year Ended December 31
(dollars in thousand)                                   1998         1997         1996
Operating activities:
  Net income(loss)                                    $(7,832)     $   837      $ 5,328
  Adjustments to reconcile income from
    continuing operations to net cash
    provided by operating activities:

       Equity in (net income)loss of subsidiary         8,037        3,139       (3,821)
      (Increase)decrease in other assets                  340          150         (240)
       Increase(decrease) in liabilities                 (656)          58           46

  Net cash provided by operating activities              (111)       4,184        1,313
Investing activities:
  Investment in subsidiary                                  0       (3,000)           0

  Net cash used in investing activities                     0       (3,000)           0

Financing activities:
  Cash dividends                                         (328)      (1,306)      (1,195)
  Purchase of Treasury stock                             (258)        (166)        (404)
  Sale of Treasury stock                                  175          306          286

  Net cash used for financing activities                 (411)      (1,166)      (1,313)

Net increase(decrease) in cash and due from banks        (522)          18            0

Cash and due from banks at beginning of year              685          667          667
Cash and due from banks at end of year                $   163      $   685      $   667


SELECTED FINANCIAL DATA

The following table sets forth selected financial data derived from the consolidated financial statements of Southern Jersey Bancorp of Delaware, Inc. and Subsidiaries audited by Athey & Company, Certified Public Accountants, P.A., for the five years ended December 31, 1998. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Reports on Form 10-K and the financial statements and related notes thereto. (Per share data give retroactive effect to stock dividend.)

(dollars in thousands except per share data)

Year Ended December 31
                                               1998           1997            1996           1995           1994
Interest income                             $  33,283      $  33,800       $  30,390      $  28,212      $  24,616
Interest expense                               18,400         17,159          14,870         13,114         10,731
Net interest income                            14,883         16,641          15,520         15,098         13,885
Provision for loan losses                      15,270          7,967           1,805          1,266            725
Other income                                    3,509          3,043           3,246          2,743          2,308
Other expenses                                 15,842         11,590          10,357         10,023          9,580
Income(loss) before income taxes              (12,720)           127           6,604          6,552          5,888
Provision(benefit) for income taxes            (4,888)          (710)          1,276          1,700          1,411
Net Income(Loss)                               (7,832)           837           5,328          4,852          4,477

Cash dividends declared on common stock           332          1,306           1,195          1,093          1,054
Dividend payout ratio                             N/A          156.0%           22.4%          22.5%          23.5%

Per Common Share Amounts
Basic earnings(loss) per share              $   (6.95)     $     .75       $    4.77      $    4.30      $    3.97
Diluted earnings(loss) per share           $   (6.95)     $     .73       $    4.67      $    4.26      $    3.95

Cash dividends declared on common stock     $     .29      $    1.16       $    1.07      $     .97      $     .93


Year-End Balances
Total assets                                $ 482,665      $ 483,354       $ 430,324      $ 404,240      $ 372,896
Investment securities                          98,974         92,693          996,66        114,320        138,144
Loans, net of unearned income                 268,894        305,556         290,885        232,113        192,518
Deposits                                      445,566        438,464         385,384        363,433        337,223
Shareholders' equity                           32,089         39,559          39,751         36,643         32,555
Selected Share Data

Common shares outstanding                       1,127          1,124           1,118          1,118          1,132
Weighted average common shares
  outstanding                                   1,127          1,120           1,118          1,128          1,129
At December 31:
  Book value per common share               $   28.46      $   35.20       $   35.58      $   32.79      $   28.76

The common stock is inactively traded, and the range of sales prices known to Management for each quarter during the two most recent years were as follows:

                                    1998                1997
                              High      Low         High   Low
First Quarter               $61.50    $59.50      $41.25  $40.00
Second Quarter              $60.00    $49.50      $45.00  $41.25
Third Quarter               $49.50    $41.00      $45.50  $45.00
Fourth Quarter              $41.00    $26.00      $60.50  $45.50

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
F & M Investment Company

We have audited the balance sheets of F & M Investment Company, (a wholly-owned subsidiary of Farmers & Merchants National Bank) as of December 31, 1998 and 1997, and the related statements of stockholders' equity, income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of F & M Investment Company, as of December 31, 1998 and 1997, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note I to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" effective in 1998.

s/Belfint, Lyons & Shuman, P.A.
___________________________________
March 3, 1999
Wilmington, Delaware